Exhibit 99.1
FOR IMMEDIATE RELEASE

Johnson Controls reports strong revenue and EPS growth in Q1 and reaffirms FY22 EPS guidance
________________________________________________________________________________
▪GAAP EPS of $0.54; Adjusted EPS of $0.54, up 26% versus prior year
▪Reported sales +10% versus prior year; +8% organic
▪Orders +8% year-over-year, with broad-based underlying momentum; Backlog of $10.5 billion increased 10% organically year-over-year
▪Cash provided by operating activities of $0.4 billion; Free cash flow of $0.3 billion
▪Completed over $500 million in share repurchases in Q1, increased the dividend by 26%, and deployed over $100 million in cash on acquisitions
▪Reaffirms fiscal 2022 adjusted EPS guidance of $3.22 to $3.32, an increase of 22 to 25% year-over-year; Fiscal Q2 adjusted EPS guided to $0.62 to $0.64, an increase of 19 to 23% year-over-year
________________________________________________________________________________

CORK, Ireland, February 2, 2022 -- Johnson Controls International plc (NYSE: JCI), a global leader for smart, healthy and sustainable buildings, today reported fiscal first quarter 2022 GAAP earnings per share (“EPS”) from continuing operations, including special items, of $0.54. Excluding these items, adjusted EPS from continuing operations was also $0.54, up 26% versus the prior year period (see attached footnotes for non-GAAP reconciliation).
Sales of $5.9 billion increased 10% compared to the prior year on an as reported basis, and up 8% organically. GAAP net income from continuing operations was $381 million. Adjusted net income from continuing operations of $380 million increased 22% versus the prior year. Earnings before interest and taxes (“EBIT”) was $543 million and EBIT margin was 9.3%. Adjusted EBIT was $542 million and adjusted EBIT margin was 9.2%, up 40 basis points versus the prior year.
“We are off to a strong start in fiscal 2022, delivering strong order, revenue and profitability growth in the quarter, despite a continuously challenging operating environment,” said George Oliver, chairman and chief executive officer. “Our first quarter results further demonstrate our ability to execute, even as persistent supply chain disruptions and labor constraints presented increased inflationary headwinds. Order and revenue performance reflects continued robust demand for healthy, smart, and sustainable building solutions as well as our teams’ unwavering focus on serving our customers’ needs. We continue to reinvest in our business, both organically and inorganically, and remain committed to driving strong cash flow and returning capital to shareholders.”
“Despite increased pressure from ongoing supply chain and labor constraints, we are reaffirming guidance for the full year,” said Olivier Leonetti, chief financial officer. “More importantly, we believe we remain well positioned for accelerated growth as we leverage our OpenBlue digital platform to capitalize on the global trend towards reducing carbon emissions and energy intensity and improving the overall health of indoor environments.”

Income and EPS amounts attributable to Johnson Controls ordinary shareholders
($ millions, except per-share amounts)
The financial highlights presented in the tables below are in accordance with GAAP, unless otherwise indicated. All comparisons are to the first fiscal quarter of 2021. Effective October 1, 2021, the Company’s Marine business, previously reported across Building Solutions Asia Pacific, Global Products and Building Solutions EMEA/LA segments, is now managed and reported under the Building Solutions EMEA/LA segment. Historical information has been re-cast to present the comparative periods on a consistent basis.
Organic sales, adjusted sales, total segment EBITA, adjusted segment EBITA, adjusted corporate expense, EBIT, adjusted EBIT, adjusted net income from continuing operations, adjusted EPS from continuing operations, free cash flow and free cash flow conversion are non-GAAP financial measures. For a reconciliation of these non-GAAP measures and detail of the special items, refer to the attached footnotes. A slide presentation to accompany the results can be found in the Investor Relations section of Johnson Controls’ website at http://investors.johnsoncontrols.com.

	Fiscal Q1
	GAAP		Adjusted
	2021	2022	2021	2022
Sales	$5,341	$5,862	$5,341	$5,862
Segment EBITA	642	723	642	723
EBIT	492	543	471	542
Net income from continuing operations	327	381	311	380

Diluted EPS from continuing operations	$0.45	$0.54	$0.43	$0.54

SEGMENT RESULTS

Building Solutions North America

	Fiscal Q1
	GAAP		Adjusted
	2021	2022	2021	2022
Sales	$2,034	$2,152	$2,034	$2,152
Segment EBITA	255	250	255	250
Segment EBITA Margin %	12.5%	11.6%	12.5%	11.6%

Sales in the quarter of $2.2 billion increased 6% versus the prior year. Organic sales increased 5% over the prior year, led by high-single digit growth in Service and strong growth in our HVAC & Controls platform.
Orders in the quarter, excluding M&A and adjusted for foreign currency, increased 11% year-over-year. Backlog at the end of the quarter of $6.5 billion increased 12% compared to the prior year, excluding M&A and adjusted for foreign currency.
Adjusted segment EBITA was $250 million, down 2% versus the prior year. Adjusted segment EBITA margin of 11.6% declined 90 basis points versus the prior year as the benefit of volume leverage and the SG&A/COGS actions were more than offset by inefficiencies related to supply chain disruptions and labor constraints.

Building Solutions EMEA/LA (Europe, Middle East, Africa/Latin America)

	Fiscal Q1
	GAAP		Adjusted
	2021	2022	2021	2022
Sales	$948	$959	$948	$959
Segment EBITA	98	104	98	104
Segment EBITA Margin %	10.3%	10.8%	10.3%	10.8%

Sales in the quarter of $959 million increased 1% versus the prior year. Organic sales grew 3% versus the prior year with balanced growth in both project installations and service activity, led by strength in Fire & Security. By region, sales growth outperformed in Europe and Latin America, partially offset by continued weakness in the Middle East.

Orders in the quarter, excluding M&A and adjusted for foreign currency, increased 3% year-over-year. Backlog at the end of the quarter of $2.2 billion increased 12% year-over-year, excluding M&A and adjusted for foreign currency.
Adjusted segment EBITA was $104 million, up 6% versus the prior year. Adjusted segment EBITA margin of 10.8% expanded 50 basis points over the prior year, as positive price/cost was partially offset by negative mix and the impact of M&A. On an organic basis, adjusted segment EBITA margin increased 90 basis points.

Building Solutions Asia Pacific

	Fiscal Q1
	GAAP		Adjusted
	2021	2022	2021	2022
Sales	$604	$675	$604	$675
Segment EBITA	77	68	77	68
Segment EBITA Margin %	12.7%	10.1%	12.7%	10.1%

Sales in the quarter of $675 million increased 12% versus the prior year. Organic sales also grew 12% versus the prior year, led by mid-teens growth in project installations, driven by strong growth in Commercial Applied HVAC & Controls. China remains the primary source of growth, with growth stabilizing across the rest of the region.
Orders in the quarter, excluding M&A and adjusted for foreign currency, increased 5% year-over-year. Backlog at the end of the quarter of $1.8 billion increased 2% year-over-year, excluding M&A and adjusted for foreign currency.
Adjusted segment EBITA was $68 million, declined 12% versus the prior year. Adjusted segment EBITA margin of 10.1% declined 260 basis points versus the prior year as volume leverage and the benefit of SG&A/COGS actions were more than offset by negative price/cost and the unfavorable impact of install/service and geographic mix.

Global Products

	Fiscal Q1
	GAAP		Adjusted
	2021	2022	2021	2022
Sales	$1,755	$2,076	$1,755	$2,076
Segment EBITA	212	301	212	301
Segment EBITA Margin %	12.1%	14.5%	12.1%	14.5%

Sales in the quarter of $2.1 billion increased 18% versus the prior year. Organic sales grew 14% versus the prior year driven by broad-based strength across Commercial and Residential HVAC and Fire & Security products.
Adjusted segment EBITA was $301 million, up 42% versus the prior year. Adjusted segment EBITA margin of 14.5% expanded 240 basis points versus the prior year as volume leverage, positive mix, increased equity income and the benefit of SG&A/COGS actions were partially offset by negative price/cost and supply chain disruptions.

Corporate

	Fiscal Q1
	GAAP		Adjusted
	2021	2022	2021	2022
Corporate Expense	($67)	($70)	($67)	($70)

Adjusted Corporate expense was $70 million in the quarter, an increase of 4% compared to the prior year.

OTHER ITEMS
▪For the quarter, cash provided by operating activities from continuing operations was $0.4 billion and capital expenditures were $0.1 billion, resulting in free cash flow from continuing operations of $0.3 billion.
▪During the quarter, the Company repurchased approximately 7.2 million shares for $526 million.
▪During the quarter, the Company increased its regular quarterly cash dividend by 26%, to $0.34 per common share.

▪During the quarter, the Company recorded net pre-tax mark-to-market gains of $57 million related primarily to the remeasurement of the Company’s pension and postretirement benefit plans.
▪During the quarter, the Company recorded pre-tax restructuring and impairment costs of $49 million and acquisition related charges of $7 million.

SECOND QUARTER GUIDANCE
The Company initiated fiscal 2022 second quarter guidance:
▪Organic revenue up high-single digits year-over-year
▪Adjusted segment EBITA margin expansion of 50 to 60 basis points, year-over-year
▪Adjusted EPS before special items of $0.62 to $0.64; represents 19 to 23% growth year-over-year

FULL YEAR GUIDANCE
The Company reaffirmed fiscal 2022 full year EPS guidance:
▪Organic revenue growth of 8 to 10% year-over-year
▪Adjusted segment EBITA margin expansion of 50 to 60 basis points, year-over-year
▪Adjusted EPS before special items of $3.22 to $3.32; represents 22 to 25% growth year-over-year

CONFERENCE CALL & WEBCAST INFO

Johnson Controls will host a conference call to discuss this quarter’s results at 8:30 a.m. ET today, which can be accessed by dialing 888-324-9610 (in the United States) or 630-395-0255 (outside the United States), or via webcast. The passcode is “Johnson Controls”. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Johnson Controls website at https://investors.johnsoncontrols.com/news-and-events/events-and-presentations. A replay will be made available approximately two hours following the conclusion of the conference call.

About Johnson Controls:

At Johnson Controls (NYSE:JCI) we transform the environments where people live, work, learn and play. As the global leader in smart, healthy and sustainable buildings, our mission is to reimagine the performance of buildings to serve people, places and the planet.
With a history of more than 135 years of innovation, Johnson Controls delivers the blueprint of the future for industries such as healthcare, schools, data centers, airports, stadiums, manufacturing and beyond through its comprehensive digital offering OpenBlue. With a global team of 100,000 experts in more than 150 countries, Johnson Controls offers the world`s largest portfolio of building technology, software as well as service solutions with some of the most trusted names in the industry. For more information, visit www.johnsoncontrols.com or follow us @johnsoncontrols on Twitter.

JOHNSON CONTROLS CONTACTS:

INVESTOR CONTACTS:	MEDIA CONTACTS:

Antonella Franzen	Karen Tognarelli
Direct: +1 609.720.4665	Direct: +1 571.214.7744
Email: antonella.franzen@jci.com	Email: karen.tognarelli@jci.com

Ryan Edelman	Michael Isaac
Direct: +1 609.720.4545	Direct: +41 52 6330374
Email: ryan.edelman@jci.com	Email: michael.isaac@jci.com
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Johnson Controls International plc Cautionary Statement Regarding Forward-Looking Statements
Johnson Controls International plc has made statements in this communication that are forward-looking and therefore are subject to risks and uncertainties. All statements in this document other than statements of historical fact are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this communication, statements regarding Johnson Controls’ future financial position, sales, costs, earnings, cash flows, other measures of results of operations, synergies and integration opportunities, capital expenditures, debt levels and market outlook are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” and terms of similar meaning are also generally intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond its control, that could cause its actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: Johnson Controls’ ability to manage general economic, business, capital market and geopolitical conditions, including global price inflation and shortages impacting the availability of raw materials and component products; Johnson Controls’ ability to manage the impacts of natural disasters, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as the COVID-19 pandemic; the strength of the U.S. or other economies; changes or uncertainty in laws, regulations, rates, policies or interpretations that impact Johnson Controls’ business operations or tax status; the ability to develop or acquire new products and technologies that achieve market acceptance and meet applicable regulatory requirements; changes to laws or policies governing foreign trade, including increased tariffs or trade restrictions; maintaining the capacity, reliability and security of Johnson Controls’ enterprise information technology infrastructure; the ability to manage the lifecycle cybersecurity risk in the development, deployment and operation of Johnson Controls’ digital platforms and services; the risk of infringement or expiration of intellectual property rights; any delay or inability of Johnson Controls to realize the expected benefits and synergies of recent portfolio transactions; the outcome of litigation and governmental proceedings; the ability to hire and retain senior management and other key personnel; the tax treatment of recent portfolio transactions; significant transaction costs and/or unknown liabilities associated with such transactions; fluctuations in currency exchange rates; labor shortages, work stoppages, union negotiations, labor disputes and other matters associated with the labor force; and the cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Johnson Controls’ business is included in the section entitled “Risk Factors” in Johnson Controls’ Annual Report on Form 10-K for the 2021 fiscal year filed with the SEC on November 15, 2021, which is available at www.sec.gov and www.johnsoncontrols.com under the “Investors” tab. The description of certain of these risks is supplemented in Item 1A of Part II of Johnson Controls’ subsequently filed Quarterly Reports on Form 10-Q. Shareholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this communication are made only as of the date of this document, unless otherwise specified, and, except as required by law, Johnson Controls assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this communication.
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Non-GAAP Financial Information
This press release contains financial information regarding adjusted earnings per share, which is a non-GAAP performance measure. The adjusting items include restructuring and impairment costs, net mark-to-market adjustments, Silent-Aire transaction costs and other nonrecurring costs, Power Solutions divestiture reserve adjustment and discrete tax items. Financial information regarding organic sales, adjusted sales, EBIT, EBIT margin, adjusted EBIT, adjusted EBIT margin, total segment EBITA, adjusted segment EBITA, adjusted segment EBITA margin, adjusted corporate expense, free cash flow, free cash flow conversion and adjusted net income from continuing operations are also presented, which are non-GAAP performance measures. Management believes that, when considered together with unadjusted amounts, these non-GAAP measures are useful to investors in understanding period-over-period operating results and business trends of the Company. Management may also use these metrics as guides in forecasting, budgeting and long-term planning processes and for compensation purposes. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. For further information on the calculation of the non-GAAP measures and a reconciliation of these non-GAAP measures, refer to the attached footnotes.
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JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in millions, except per share data; unaudited)

	Three Months Ended December 31,
	2021	2020

Net sales	$5,862	$5,341
Cost of sales	3,971	3,613
Gross profit	1,891	1,728

Selling, general and administrative expenses	(1,369)	(1,294)
Restructuring and impairment costs	(49)	—
Net financing charges	(53)	(59)
Equity income	70	58

Income from continuing operations before income taxes	490	433

Income tax provision	71	61

Income from continuing operations	419	372

Income from discontinued operations, net of tax	—	124

Net income	419	496

Less: Income from continuing operations attributable to noncontrolling interests	38	45
Less: Income from discontinued operations attributable to noncontrolling interests	—	—

Net income attributable to JCI	$381	$451

Income from continuing operations	$381	$327
Income from discontinued operations	—	124

Net income attributable to JCI	$381	$451

Diluted earnings per share from continuing operations	$0.54	$0.45
Diluted earnings per share from discontinued operations	—	0.17
Diluted earnings per share	$0.54	$0.62

Diluted weighted average shares	709.5	726.5
Shares outstanding at period end	702.8	720.3

JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (in millions; unaudited)
	December 31, 2021	September 30, 2021
ASSETS
Cash and cash equivalents	$1,207	$1,336
Accounts receivable - net	5,671	5,613
Inventories	2,425	2,057
Other current assets	1,050	992
Current assets	10,353	9,998

Property, plant and equipment - net	3,213	3,228
Goodwill	18,386	18,335
Other intangible assets - net	5,505	5,549
Investments in partially-owned affiliates	1,102	1,066
Noncurrent assets held for sale	159	156
Other noncurrent assets	3,504	3,558
Total assets	$42,222	$41,890

LIABILITIES AND EQUITY
Short-term debt and current portion of long-term debt	$612	$234
Accounts payable and accrued expenses	5,009	4,754
Other current liabilities	4,366	4,110
Current liabilities	9,987	9,098

Long-term debt	7,437	7,506
Other noncurrent liabilities	6,308	6,533
Shareholders' equity attributable to JCI	17,249	17,562
Noncontrolling interests	1,241	1,191
Total liabilities and equity	$42,222	$41,890

JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions; unaudited)
	Three Months Ended December 31,
	2021	2020
Operating Activities
Net income from continuing operations attributable to JCI	$381	$327
Income from continuing operations attributable to noncontrolling interests	38	45

Net income from continuing operations	419	372

Adjustments to reconcile net income from continuing operations to cash provided by operating activities:
Depreciation and amortization	224	207
Pension and postretirement benefit income	(82)	(46)
Pension and postretirement contributions	(41)	(17)
Equity in earnings of partially-owned affiliates, net of dividends received	(18)	(52)
Deferred income taxes	(32)	(59)
Other - net	1	(25)
Changes in assets and liabilities, excluding acquisitions and divestitures:
Accounts receivable	(75)	224
Inventories	(376)	(98)
Other assets	(63)	(70)
Restructuring reserves	19	(34)
Accounts payable and accrued liabilities	333	91
Accrued income taxes	83	22
Cash provided by operating activities from continuing operations	392	515

Investing Activities
Capital expenditures	(135)	(91)
Acquisition of businesses, net of cash acquired	(108)	—
Business divestitures, net of cash divested	16	11
Other - net	9	43
Cash used by investing activities from continuing operations	(218)	(37)

Financing Activities
Increase (decrease) in short-term debt - net	394	(20)
Stock repurchases and retirements	(526)	(346)
Payment of cash dividends	(191)	(190)
Proceeds from the exercise of stock options	8	31
Employee equity-based compensation withholding taxes	(47)	(21)
Other - net	5	(1)
Cash used by financing activities from continuing operations	(357)	(547)

Discontinued Operations
Net cash used by operating activities	(4)	(36)
Net cash provided by investing activities	—	—
Net cash provided by financing activities	—	—
Net cash flows used by discontinued operations	(4)	(36)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	67	(11)
Changes in cash held for sale	—	—
Decrease in cash, cash equivalents and restricted cash	$(120)	$(116)

FOOTNOTES
1. Financial Summary

The Company evaluates the performance of its business units primarily on segment earnings before interest, taxes and amortization (EBITA), which represents income from continuing operations before income taxes and noncontrolling interests, excluding general corporate expenses, intangible asset amortization, net financing charges, restructuring and impairment costs, and the net mark-to-market adjustments related to restricted asbestos investments and pension and postretirement plans. The financial results shown below are for continuing operations and exclude the Power Solutions business. Historical information has been re-cast for changes in the composition of reportable segments effective October 1, 2021, to present the comparative periods on a consistent basis.

(in millions; unaudited)	Three Months Ended December 31,
	2021		2020
	Actual	Adjusted Non-GAAP	Actual	Adjusted Non-GAAP

Net sales (1)
Building Solutions North America	$2,152	$2,152	$2,034	$2,034
Building Solutions EMEA/LA	959	959	948	948
Building Solutions Asia Pacific	675	675	604	604
Global Products	2,076	2,076	1,755	1,755
Net sales	$5,862	$5,862	$5,341	$5,341

Segment EBITA
Building Solutions North America	$250	$250	$255	$255
Building Solutions EMEA/LA	104	104	98	98
Building Solutions Asia Pacific	68	68	77	77
Global Products	301	301	212	212
Segment EBITA (1)	723	723	642	642
Segment EBITA margin	12.3%	12.3%	12.0%	12.0%
Corporate expenses	(70)	(70)	(67)	(67)
Amortization of intangible assets (2)	(118)	(111)	(104)	(104)
Net mark-to-market adjustments (3)	57	—	21	—
Restructuring and impairment costs (4)	(49)	—	—	—
EBIT (5)	543	542	492	471
EBIT margin	9.3%	9.2%	9.2%	8.8%
Net financing charges	(53)	(53)	(59)	(59)
Income from continuing operations before income taxes	490	489	433	412
Income tax provision (6)	(71)	(66)	(61)	(56)
Income from continuing operations	419	423	372	356
Income from continuing operations attributable to noncontrolling interests (7)	(38)	(43)	(45)	(45)
Net income from continuing operations attributable to JCI	$381	$380	$327	$311

(1) The Company's press release contains financial information regarding adjusted net sales, segment EBITA, adjusted segment EBITA and adjusted segment EBITA margins, which are non-GAAP performance measures. The Company's definition of adjusted net sales and adjusted segment EBITA excludes special items because these items are not considered to be directly related to the underlying operating performance of its businesses. Management believes these non-GAAP measures are useful to investors in understanding the ongoing operations and business trends of the Company. A reconciliation of segment EBITA to income from continuing operations is shown earlier within this footnote. For the three months ended December 31, 2021 and 2020, there were no items excluded from the calculation of adjusted net sales and adjusted segment EBITA.

(2) Adjusted amortization of intangible assets for the three months ended December 31, 2021 excludes $7 million of nonrecurring intangible asset amortization related to Silent-Aire purchase accounting.

(3) The three months ended December 31, 2021 exclude the net mark-to-market adjustments on restricted investments and pension and postretirement plans of $57 million. The three months ended December 31, 2020 exclude the net mark-to-market adjustment on restricted investments of $21 million.

(4) Restructuring and impairment costs for the three months ended December 31, 2021 of $49 million are excluded from the adjusted non-GAAP results. The restructuring actions and impairment costs are related primarily to workforce reductions and other related costs.

(5) Management defines earnings before interest and taxes (EBIT) as income from continuing operations before net financing charges, income taxes and noncontrolling interests. EBIT is a non-GAAP performance measure. Management believes this non-GAAP measure is useful to investors in understanding the ongoing operations and business trends of the Company. A reconciliation of EBIT to income from continuing operations is shown earlier within this footnote.

(6) Adjusted income tax provision for the three months ended December 31, 2021 excludes tax provisions related to net mark-to-market adjustments of $14 million, partially offset by tax benefits related to restructuring and impairment costs of $7 million and Silent-Aire nonrecurring intangible asset amortization of $2 million. Adjusted income tax provision for the three months ended December 31, 2020 excludes tax provision from net mark-to-market adjustments of $5 million.

(7) Adjusted income from continuing operations attributable to noncontrolling interests for the three months ended December 31, 2021 excludes $5 million impact from restructuring and impairment costs.

2. Diluted Earnings Per Share Reconciliation

The Company's press release contains financial information regarding adjusted earnings per share, which is a non-GAAP performance measure. The adjusting items include net mark-to-market adjustments, restructuring and impairment costs, Silent-Aire transaction costs and other nonrecurring costs, Power Solutions divestiture reserve adjustment, and discrete tax items. The Company excludes these items because they are not considered to be directly related to the underlying operating performance of the Company. Management believes these non-GAAP measures are useful to investors in understanding the ongoing operations and business trends of the Company.

A reconciliation of diluted earnings per share as reported to adjusted diluted earnings per share for the respective periods is shown below (unaudited):

	Net Income Attributable to JCI plc		Net Income Attributable to JCI plc from Continuing Operations
	Three Months Ended		Three Months Ended
	December 31,		December 31,
	2021	2020	2021	2020

Earnings per share as reported for JCI plc	$0.54	$0.62	$0.54	$0.45

Adjusting items:
Net mark-to-market adjustments	(0.08)	(0.03)	(0.08)	(0.03)
Related tax impact	0.02	0.01	0.02	0.01
Restructuring and impairment costs	0.07	—	0.07	—
Related tax impact	(0.01)	—	(0.01)	—
NCI impact of restructuring and impairment costs	(0.01)	—	(0.01)	—
Power Solutions divestiture reserve adjustment	—	(0.21)	—	—
Related tax impact	—	0.04	—	—
Silent-Aire transaction costs and other nonrecurring costs	0.01	—	0.01	—
Adjusted earnings per share for JCI plc	$0.54	$0.43	$0.54	$0.43

The following table reconciles the denominators used to calculate basic and diluted earnings per share for JCI plc (in millions; unaudited):

	Three Months Ended
	December 31,
	2021	2020

Weighted average shares outstanding for JCI plc
Basic weighted average shares outstanding	704.3	723.1
Effect of dilutive securities:
Stock options, unvested restricted stock
and unvested performance share awards	5.2	3.4
Diluted weighted average shares outstanding	709.5	726.5

The Company has presented forward-looking statements regarding adjusted corporate expense, adjusted EPS, organic revenue, adjusted EBITA margin and free cash flow conversion, which are non-GAAP financial measures. These non-GAAP financial measures are derived by excluding certain amounts, expenses, income or cash flows from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period, including but not limited to the high variability of the net mark-to-market adjustments and the effect of foreign currency exchange fluctuations. Our fiscal 2022 second quarter and full year guidance for organic revenue also excludes the effect of acquisitions, divestitures and foreign currency. We are unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available and management cannot reliably predict all of the necessary components of such GAAP measures without unreasonable effort or expense. The unavailable information could have a significant impact on the Company’s second quarter and full year 2022 GAAP financial results.

3. Organic Growth Reconciliation

The components of the change in net sales for the three months ended December 31, 2021 versus the three months ended December 31, 2020, including organic growth, are shown below (unaudited):

(in millions)	Net Sales for the Three Months Ended December 31, 2020	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Net Sales for the Three Months Ended December 31, 2020	Acquisitions		Organic Growth		Net Sales for the Three Months Ended December 31, 2021
Building Solutions North America	$2,034	$—	—	$6	—	$2,040	$5	—	$107	5%	$2,152	6%
Building Solutions EMEA/LA	948	(1)	—	(22)	-2%	925	8	1%	26	3%	959	1%
Building Solutions Asia Pacific	604	(1)	—	(6)	-1%	597	9	2%	69	12%	675	12%
Total field	3,586	(2)	—	(22)	-1%	3,562	22	1%	202	6%	3,786	6%
Global Products	1,755	—	—	(23)	-1%	1,732	106	6%	238	14%	2,076	18%
Total net sales	$5,341	$(2)	—	$(45)	-1%	$5,294	$128	2%	$440	8%	$5,862	10%

The Company's earnings presentation presents organic growth for each of the periods re-casted as a result of changes in the composition of reportable segments effective October 1, 2021. The components of the change in adjusted net sales, including organic growth, are shown below for the three months ended December 31, 2020 versus the three months ended December 31, 2019, the three months ended March 31, 2021 versus the three months ended March 31, 2020, the three months ended June 30, 2021 versus the three months ended June 30, 2020, the three months ended September 30, 2021 versus the three months ended September 30, 2020, and the twelve months ended September 30, 2021 versus the twelve months ended September 30, 2020 (unaudited).

(in millions)	Adjusted Net Sales for the Three Months Ended December 31, 2019	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Net Sales for the Three Months Ended December 31, 2019	Acquisitions		Organic Growth		Adjusted Net Sales for the Three Months Ended December 31, 2020
Building Solutions North America	$2,167	$—	—	$3	—	$2,170	$—	—	$(136)	-6%	$2,034	-6%
Building Solutions EMEA/LA	970	—	—	24	2%	994	9	1%	(55)	-6%	948	-2%
Building Solutions Asia Pacific	620	(2)	—	28	5%	646	—	—	(42)	-7%	604	-3%
Total field	3,757	(2)	—	55	1%	3,810	9	—	(233)	-6%	3,586	-5%
Global Products	1,819	(71)	-4%	35	2%	1,783	—	—	(28)	-2%	1,755	-4%
Total net sales	$5,576	$(73)	-1%	$90	2%	$5,593	$9	—	$(261)	-5%	$5,341	-4%

(in millions)	Adjusted Net Sales for the Three Months Ended March 31, 2020	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Net Sales for the Three Months Ended March 31, 2020	Acquisitions		Organic Growth		Adjusted Net Sales for the Three Months Ended March 31, 2021
Building Solutions North America	$2,175	$—	—	$13	1%	$2,188	$—	—	$(96)	-4%	$2,092	-4%
Building Solutions EMEA/LA	891	—	—	44	5%	935	4	—	(5)	-1%	934	5%
Building Solutions Asia Pacific	518	(2)	—	29	6%	545	—	—	49	9%	594	15%
Total field	3,584	(2)	—	86	2%	3,668	4	—	(52)	-1%	3,620	1%
Global Products	1,860	(62)	-3%	49	3%	1,847	—	—	127	7%	1,974	6%
Total net sales	$5,444	$(64)	-1%	$135	2%	$5,515	$4	—	$75	1%	$5,594	3%

(in millions)	Adjusted Net Sales for the Three Months Ended June 30, 2020	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Net Sales for the Three Months Ended June 30, 2020	Acquisitions		Organic Growth		Adjusted Net Sales for the Three Months Ended June 30, 2021
Building Solutions North America	$2,020	$—	—	$21	1%	$2,041	$—	—	$171	8%	$2,212	10%
Building Solutions EMEA/LA	795	—	—	60	8%	855	10	1%	136	16%	1,001	26%
Building Solutions Asia Pacific	579	(3)	-1%	40	7%	616	—	—	87	14%	703	21%
Total field	3,394	(3)	—	121	4%	3,512	10	—	394	11%	3,916	15%
Global Products	1,949	(54)	-3%	44	2%	1,939	80	4%	409	21%	2,428	25%
Total net sales	$5,343	$(57)	-1%	$165	3%	$5,451	$90	2%	$803	15%	$6,344	19%

(in millions)	Adjusted Net Sales for the Three Months Ended September 30, 2020	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Net Sales for the Three Months Ended September 30, 2020	Acquisitions		Organic Growth		Adjusted Net Sales for the Three Months Ended September 30, 2021
Building Solutions North America	$2,243	$—	—	$12	1%	$2,255	$4	—	$88	4%	$2,347	5%
Building Solutions EMEA/LA	957	—	—	17	2%	974	14	1%	13	1%	1,001	5%
Building Solutions Asia Pacific	651	(2)	—	18	3%	667	—	—	48	7%	715	10%
Total field	3,851	(2)	—	47	1%	3,896	18	—	149	4%	4,063	6%
Global Products	2,103	(79)	-4%	10	—	2,034	132	6%	166	8%	2,332	11%
Total net sales	$5,954	$(81)	-1%	$57	1%	$5,930	$150	3%	$315	5%	$6,395	7%

(in millions)	Adjusted Net Sales for the Twelve Months Ended September 30, 2020	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Net Sales for the Twelve Months Ended September 30, 2020	Acquisitions		Organic Growth		Adjusted Net Sales for the Twelve Months Ended September 30, 2021
Building Solutions North America	$8,605	$—	—	$49	1%	$8,654	$4	—	$27	—	$8,685	1%
Building Solutions EMEA/LA	3,613	—	—	145	4%	3,758	37	1%	89	2%	3,884	8%
Building Solutions Asia Pacific	2,368	(9)	—	115	5%	2,474	—	—	142	6%	2,616	10%
Total field	14,586	(9)	—	309	2%	14,886	41	—	258	2%	15,185	4%
Global Products	7,731	(266)	-3%	138	2%	7,603	212	3%	674	9%	8,489	10%
Total net sales	$22,317	$(275)	-1%	$447	2%	$22,489	$253	1%	$932	4%	$23,674	6%

The organic growth reconciliations presented earlier within this footnote contain financial information regarding adjusted net sales. The following is the reconciliation of net sales as re-casted to adjusted net sales for the three months ended December 31, 2020 and 2019, the three months ended March 31, 2021 and 2020, the three months ended June 30, 2021 and 2020, the three months ended September 30, 2021 and 2020, and the twelve months ended September 30, 2021 and 2020 (unaudited):

	Three Months Ended								Twelve Months Ended
	December 31,		March 31,		June 30,		September 30,		September 30,
(in millions)	2020	2019	2021	2020	2021	2020	2021	2020	2021	2020
Net sales as re-casted
Building Solutions North America	$2,034	$2,167	$2,092	$2,175	$2,212	$2,020	$2,347	$2,243	$8,685	$8,605
Building Solutions EMEA/LA	948	970	934	891	1,001	795	1,001	957	3,884	3,613
Building Solutions Asia Pacific	604	620	594	518	703	579	715	651	2,616	2,368
Global Products	1,755	1,819	1,974	1,860	2,425	1,949	2,329	2,103	8,483	7,731
Net Sales as re-casted	5,341	5,576	5,594	5,444	6,341	5,343	6,392	5,954	23,668	22,317

Adjusting items (1)
Building Solutions North America	—	—	—	—	—	—	—	—	—	—
Building Solutions EMEA/LA	—	—	—	—	—	—	—	—	—	—
Building Solutions Asia Pacific	—	—	—	—	—	—	—	—	—	—
Global Products	—	—	—	—	3	—	3	—	6	—
Adjusting items	—	—	—	—	3	—	3	—	6	—

Adjusted net sales
Building Solutions North America	2,034	2,167	2,092	2,175	2,212	2,020	2,347	2,243	8,685	8,605
Building Solutions EMEA/LA	948	970	934	891	1,001	795	1,001	957	3,884	3,613
Building Solutions Asia Pacific	604	620	594	518	703	579	715	651	2,616	2,368
Global Products	1,755	1,819	1,974	1,860	2,428	1,949	2,332	2,103	8,489	7,731
Adjusted net sales	$5,341	$5,576	$5,594	$5,444	$6,344	$5,343	$6,395	$5,954	$23,674	$22,317

(1) Adjusting items to net sales relate to nonrecurring Silent-Aire purchase accounting impacts.

The components of the change in service revenue for the three months ended December 31, 2021 versus the three months ended December 31, 2020, including organic growth, are shown below (unaudited):

(in millions)	Proforma Service Revenue for the Three Months Ended December 31, 2020	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Service Revenue for the Three Months Ended December 31, 2020	Acquisitions		Organic Growth		Service Revenue for the Three Months Ended December 31, 2021
Building Solutions North America	$792	$—	—	$3	—	$795	$4	1%	$55	7%	$854	8%
Building Solutions EMEA/LA	417	(1)	—	(11)	-3%	405	1	—	9	2%	415	—
Building Solutions Asia Pacific	168	(1)	-1%	(2)	-1%	165	3	2%	6	4%	174	4%
Total field	1,377	(2)	—	(10)	-1%	1,365	8	1%	70	5%	1,443	5%
Global Products	—	—	—	—	—	—	—	—	—	—	—	—
Total service revenue	$1,377	$(2)	—	$(10)	-1%	$1,365	$8	1%	$70	5%	$1,443	5%

The Company's earnings presentation presents proforma service revenue and organic growth for the three months ended December 31, 2020, the three months ended March 31, 2021, the three months ended June 30, 2021, the three months ended September 30, 2021, and the twelve months ended September 30, 2021. The components of the change in proforma service revenue, including organic growth, for each period for which proforma financial information is presented are shown below (unaudited).

(in millions)	Proforma Service Revenue for the Three Months Ended December 31, 2019	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Service Revenue for the Three Months Ended December 31, 2019	Acquisitions		Organic Growth		Proforma Service Revenue for the Three Months Ended December 31, 2020
Building Solutions North America	$811	$—	—	$1	—	$812	$—	—	$(20)	-2%	$792	-2%
Building Solutions EMEA/LA	414	—	—	5	1%	419	3	1%	(5)	-1%	417	1%
Building Solutions Asia Pacific	165	(2)	-1%	7	4%	170	—	—	(2)	-1%	168	2%
Total field	1,390	(2)	—	13	1%	1,401	3	—	(27)	-2%	1,377	-1%
Global Products	—	—	—	—	—	—	—	—	—	—	—	—
Total service revenue	$1,390	$(2)	—	$13	1%	$1,401	$3	—	$(27)	-2%	$1,377	-1%

(in millions)	Proforma Service Revenue for the Three Months Ended March 31, 2020	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Service Revenue for the Three Months Ended March 31, 2020	Acquisitions		Organic Growth		Proforma Service Revenue for the Three Months Ended March 31, 2021
Building Solutions North America	$818	$—	—	$4	—	$822	$—	—	$(2)	—	$820	—
Building Solutions EMEA/LA	396	—	—	16	4%	412	2	—	(7)	-2%	407	3%
Building Solutions Asia Pacific	160	(2)	-1%	11	7%	169	—	—	2	1%	171	7%
Total field	1,374	(2)	—	31	2%	1,403	2	—	(7)	—	1,398	2%
Global Products	—	—	—	—	—	—	—	—	—	—	—	—
Total service revenue	$1,374	$(2)	—	$31	2%	$1,403	$2	—	$(7)	—	$1,398	2%

(in millions)	Proforma Service Revenue for the Three Months Ended June 30, 2020	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Service Revenue for the Three Months Ended June 30, 2020	Acquisitions		Organic Growth		Proforma Service Revenue for the Three Months Ended June 30, 2021
Building Solutions North America	$770	$—	—	$9	1%	$779	$—	—	$78	10%	$857	11%
Building Solutions EMEA/LA	349	—	—	26	7%	375	4	1%	48	13%	427	22%
Building Solutions Asia Pacific	156	(3)	-2%	12	8%	165	—	—	18	11%	183	17%
Total field	1,275	(3)	—	47	4%	1,319	4	—	144	11%	1,467	15%
Global Products	—	—	—	—	—	—	—	—	—	—	—	—
Total service revenue	$1,275	$(3)	—	$47	4%	$1,319	$4	—	$144	11%	$1,467	15%

(in millions)	Proforma Service Revenue for the Three Months Ended September 30, 2020	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Service Revenue for the Three Months Ended September 30, 2020	Acquisitions		Organic Growth		Proforma Service Revenue for the Three Months Ended September 30, 2021
Building Solutions North America	$835	$—	—	$4	—	$839	$3	—	$62	7%	$904	8%
Building Solutions EMEA/LA	435	—	—	6	1%	441	1	—	(9)	-2%	433	—
Building Solutions Asia Pacific	180	(2)	-1%	4	2%	182	—	—	2	1%	184	2%
Total field	1,450	(2)	—	14	1%	1,462	4	—	55	4%	1,521	5%
Global Products	—	—	—	—	—	—	—	—	—	—	—	—
Total service revenue	$1,450	$(2)	—	$14	1%	$1,462	$4	—	$55	4%	$1,521	5%

(in millions)	Proforma Service Revenue for the Twelve Months Ended September 30, 2020	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Service Revenue for the Twelve Months Ended September 30, 2020	Acquisitions		Organic Growth		Proforma Service Revenue for the Twelve Months Ended September 30, 2021
Building Solutions North America	$3,234	$—	—	$18	1%	$3,252	$3	—	$118	4%	$3,373	4%
Building Solutions EMEA/LA	1,594	—	—	53	3%	1,647	10	1%	27	2%	1,684	6%
Building Solutions Asia Pacific	661	(9)	-1%	34	5%	686	—	—	20	3%	706	7%
Total field	5,489	(9)	—	105	2%	5,585	13	—	165	3%	5,763	5%
Global Products	—	—	—	—	—	—	—	—	—	—	—	—
Total service revenue	$5,489	$(9)	—	$105	2%	$5,585	$13	—	$165	3%	$5,763	5%

4. Free Cash Flow Conversion
The Company's press release contains financial information regarding free cash flow and free cash flow conversion, which are non-GAAP performance measures. Free cash flow is defined as cash provided by operating activities less capital expenditures. Free cash flow conversion is defined as free cash flow divided by adjusted net income attributable to JCI. Management believes these non-GAAP measures are useful to investors in understanding the strength of the Company and its ability to generate cash. These non-GAAP measures can also be used to evaluate our ability to generate cash flow from operations and the impact that this cash flow has on our liquidity.

The following is the three months ended December 31, 2021 and 2020 reconciliation of free cash flow and free cash flow conversion for continuing operations (unaudited):

	Three Months Ended
(in millions)	December 31, 2021	December 31, 2020
Cash provided by operating activities from continuing
operations	$392	$515
Capital expenditures	(135)	(91)
Reported free cash flow	257	424

Adjusted net income from continuing operations
attributable to JCI	$380	$311
Free cash flow conversion	68%	136%

5. Net Debt to EBITDA

The Company provides financial information regarding net debt to adjusted EBITDA, which is a non-GAAP performance measure. The Company believes the total net debt to adjusted EBITDA ratio is useful to understanding the Company's financial condition as it provides a view of the extent to which the Company relies on external debt financing for its funding and is a measure of risk to its shareholders. The following is the December 31, 2021 calculation of net debt to adjusted EBITDA (unaudited):

(in millions)	December 31, 2021
Short-term debt and current portion of long-term debt	$612
Long-term debt	7,437
Total debt	8,049
Less: cash and cash equivalents	1,207
Total net debt	$6,842

Last twelve months adjusted EBITDA	$3,599

Total net debt to adjusted EBITDA	1.9x

The following is the last twelve months ended December 31, 2021 reconciliation of income from continuing operations to adjusted EBIT and adjusted EBITDA, which are non-GAAP performance measures (unaudited):

(in millions)	Last Twelve Months Ended December 31, 2021
Income from continuing operations	$1,793
Income tax provision	878
Net financing charges	200
EBIT	2,871
Adjusting items:
Net mark-to-market adjustments	(438)
Restructuring and impairment costs	291
Silent-Aire transaction and other nonrecurring costs	30
Adjusted EBIT (1)	2,754
Depreciation and amortization	845
Adjusted EBITDA (1)	$3,599

(1) The Company's definition of adjusted EBIT and adjusted EBITDA excludes special items because these costs are not considered to be directly related to the underlying operating performance of its businesses. Management believes this non-GAAP measure is useful to investors in understanding the ongoing operations and business trends of the Company.

6. Trade Working Capital as a Percentage of Net Sales

The Company provides financial information regarding trade working capital as a percentage of net sales, which is a non-GAAP performance measure. Trade working capital is defined as current assets less current liabilities, excluding cash and cash equivalents, short-term debt, the current portion of long-term debt, the current portion of assets and liabilities held for sale, accrued compensation and benefits, and other current assets and liabilities. Management believes this non-GAAP measure, which excludes financing-related items, non-trade related items and businesses to be divested, is a more useful measurement of the Company's operating performance. The following is the December 31, 2021 and December 31, 2020 calculation of trade working capital as a percentage of net sales (unaudited):

(in millions)	December 31, 2021	December 31, 2020
Current assets	$10,353	$10,034
Current liabilities	(9,987)	(8,486)
Total working capital	366	1,548

Less: cash and cash equivalents	(1,207)	(1,839)
Less: other current assets	(1,050)	(1,105)
Add: short-term debt	392	11
Add: current portion of long-term debt	220	453
Add: accrued compensation and benefits	926	836
Add: other current liabilities	2,521	2,393
Trade working capital	$2,168	$2,297

Last twelve months net sales	$24,189	$22,082

Trade working capital as a percentage of net sales	9.0%	10.4%

7. Income Taxes

The Company's effective tax rate from continuing operations before consideration of net mark-to-market adjustments, restructuring and impairment costs and discrete tax items for the three months ending December 31, 2021 and December 31, 2020 is approximately 13.5%.

8. Restructuring and Impairment Costs

The three months ended December 31, 2021 include restructuring and impairment costs of $49 million related primarily to workforce reductions and other related costs.